UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 12, 2010
Emergent BioSolutions Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33137 (Commission File Number)	14-1902018 (IRS Employer Identification No.)

2273 Research Boulevard, Suite 400, Rockville, Maryland (Address of Principal Executive Offices)	20850 (Zip Code)
Registrant’s telephone number, including area code: (301) 795-1800
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Merger Agreement
On August 12, 2010, Emergent BioSolutions, Inc. (“Emergent”), Trubion Pharmaceuticals, Inc. (“Trubion”), 35406 LLC (the “Final Surviving Entity”), and 30333 Inc. (the “Merger Sub”) (collectively, the “Parties”) entered into an Agreement and Plan of Merger dated August 12, 2010 (the “Merger Agreement”), pursuant to which, subject to the satisfaction or waiver of certain conditions, the Merger Sub will merge with and into Trubion (the “Merger”), then promptly following the Merger, Trubion will merge with and into the Final Surviving Entity and the Final Surviving Entity will become a direct wholly owned subsidiary of Emergent.
Under the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.001 per share, of Trubion (the “Trubion Common Stock”) issued and outstanding immediately prior to the Effective Time will be canceled and converted into the right to receive the following:
•	an amount in cash equal to $1.365,

•	0.1641 shares of common stock, par value $0.001 per share, of Emergent (the “Emergent Common Stock”), and

•	one contingent value right (a “CVR”) issued by Emergent, subject to and in accordance with the CVR Agreement described below.
No fractional shares of Emergent Common Stock will be issued in the Merger, and Trubion stockholders will receive cash in lieu of fractional shares, if any, of Emergent Common Stock.
All outstanding stock options (“Options”) of Trubion will be canceled at the Effective Time. Options with an exercise price of $4.55 or above will be canceled and extinguished without further liability of the Parties. Holders of Options with an exercise price below $4.55 will receive, for each share of Trubion Common Stock subject to such Option:
•	a cash payment equal to the difference between $4.55 and the exercise price of the Option, and
•	one CVR.
Trubion and Emergent’s respective obligations to complete the Merger are subject to customary conditions, including:
•	the approval of the Merger by Trubion’s stockholders,
•	the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act, and
•	the effectiveness of Emergent’s Registration Statement on Form S-4 registering the issuance of the shares of Emergent Common Stock to be issued in the Merger.
The Merger Agreement generally prohibits Trubion from soliciting, initiating or intentionally encouraging competing proposals (the “No-Shop Prohibition”). If Trubion terminates the Merger Agreement to enter into a definitive agreement for a Superior Competing Transaction (as defined in the Merger Agreement), Trubion must pay Emergent a termination fee of $3.0 million (the “Termination Fee”).
The Merger Agreement also provides for certain other termination rights for both Trubion and Emergent. Trubion may be required to pay Emergent the Termination Fee under other specified circumstances.
This summary of the Merger Agreement has been included, and the Merger Agreement has been included as an Exhibit hereto, to provide investors and security holders with information regarding its terms. This summary and the Merger Agreement are not intended to provide any other financial information regarding Trubion or Emergent. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Trubion or Emergent. Moreover, any information covering the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosure by Trubion or Emergent.
Contingent Value Rights Agreement
Emergent, Trubion and Mellon Investor Services, as rights agent, entered into a Contingent Value Rights Agreement, dated as of August 12, 2010, (the “CVR Agreement”) governing the terms of the CVRs. The CVRs are not transferable and do not have any voting or dividend rights. No interest accrues on any amounts payable to any holders of CVRs and the CVRs do not represent any equity or ownership interest in Emergent or in any other Parties. A holder of a CVR is entitled to receive a pro rata portion of each of the following contingent payments following the achievement of future development milestones (under Trubion’s collaboration agreements with Pfizer Inc. and Abbott Laboratories) as set forth below:

	Milestone Events	Applicable Payments
•	Initiation of dosing in the first Phase 3 clinical study for the first major indication for CD20 candidate	$6.25 million

•	Initiation of dosing in the first Phase 3 clinical study for the second major indication for CD20 candidate	$5.0 million

•	Initiation of dosing in the first Phase 2 clinical study for a non CD20 target	$0.75 million

•	Initiation of the first Phase 2 clinical study for TRU-016	$1.75 million

•	Initiation of the first Phase 3 clinical study in oncology indication for TRU-016	$15.0 million

•	Release of TRU-016 manufactured for use in clinical studies.	$10.0 million
The total potential payment under the CVRs is $38.75 million over a 36-month period following the Effective Time.
Emergent has agreed to use commercially reasonable efforts to achieve all of the milestones set forth above as soon as practicable and to cause the payment of the related milestone payments in order to be able to disburse the corresponding CVR payment amounts.
Support Agreement
Emergent entered into Support Agreements, dated August 12, 2010 (each, a “Support Agreement”) with certain significant holders of Trubion Common Stock holding, in the aggregate, approximately 41% of the outstanding Trubion Common Stock as of July 31, 2010 (the “Principal Holders”), pursuant to which such Principal Holders agreed, subject to the terms thereof, to vote a portion of their shares of Trubion Common Stock equaling approximately 35% of the outstanding shares of Trubion Common Stock in favor of the approval and adoption of the Merger Agreement and the transactions contemplated thereby, and against, among other things, Competing Transactions (as defined in the Merger Agreement). Each Principal Holder also agreed to the No-Shop Prohibition as discussed above. Finally, each Principal Holder granted Emergent an irrevocable proxy to vote the specified amount of shares subject to the Support Agreements.
The Support Agreements also limit the ability of the Principal Holders to sell or otherwise transfer their shares of Trubion Common Stock. The Support Agreements automatically terminate if the Merger Agreement terminates.
Lock-up Agreement
Emergent also entered into Lock-up Agreements, dated August 12, 2010 (the “Lock-up Agreements”) with the Principal Holders, pursuant to which the Principal Holders agreed to the following transfer restrictions (the “Lock-up Restrictions”) relating to Emergent Common Stock during the Lock-up Period (as defined in the Lock-up Agreement):
•	First 90 days from the Effective Time — no transfers (other than permitted transfers, such as a bona fide gift, certain estate planning and affiliate transactions) allowed.
•	After 90 days to 180 days from the Effective Time — the Principal Holders may transfer up to 25% of their respective shares of Emergent Common Stock.
•	After 180 days to 270 days from the Effective Time — the Principal Holders may transfer up to 50% of their respective shares of Emergent Common Stock.

•	After 270 days to 360 days from the Effective Time — the Principal Holders may transfer up to 75% of their respective shares of Emergent Common Stock.
•	After 360 days from the Effective Time — the Lock-up Restrictions expire and the Principal Holders may freely transfer all of their respective shares of Emergent Common Stock.
Notwithstanding the foregoing, (A) if a Parent Acceleration Event occurs prior to the date that is one hundred eight (180) days after the Effective Time (such date, the “Six Month Anniversary”), the restrictions set forth in clauses (1) and (2) above will continue to apply to the Stock Merger Consideration except that (y) for a period of one hundred eighty (180) days after the Effective Time, the undersigned may take any such action referred to in clauses (1) and (2) above in respect of up to fifty percent (50%) of the Stock Merger Consideration received by the undersigned at the Effective Time and (z) after the Six Month Anniversary, the restrictions imposed by this Letter Agreement shall no longer apply, and (B) if a Parent Acceleration Event occurs after the Six Month Anniversary, the restrictions imposed by this Letter Agreement shall lapse immediately upon the occurrence of such Parent Acceleration Event. “Parent Acceleration Event” shall be deemed to have occurred if, at any time during the applicable period, both (1) the closing sale price per share for shares of Parent Common Stock (as defined in the Merger Agreement) on the New York Stock Exchange for any 20 trading days (which need not be consecutive) during a consecutive 30 calendar day period shall exceed 120% of the Parent Average Stock Price (as defined in the Merger Agreement) and (2) Parent shall issue any shares of Parent Common Stock (as defined in the Merger Agreement) in connection with any financing transaction, including any private placement or public offering.
Additional Information and Where to Find It
This communication is being made in connection with the proposed merger (the “Merger”) among Emergent BioSolutions Inc. (“Emergent”), Trubion Pharmaceuticals, Inc. (“Trubion”) and certain of Emergent’s direct and indirect wholly-owned subsidiaries. Emergent intends to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, which will contain a prospectus relating to the securities Emergent intends to issue in the proposed Merger. Trubion intends to file a preliminary proxy statement in connection with the proposed Merger and to mail a definitive proxy statement and other relevant documents to Trubion’s stockholders. Stockholders of Emergent and Trubion and other interested persons are advised to read, when available, the registration statement and Trubion’s preliminary proxy statement, and amendments thereto, and definitive proxy statement in connection with Trubion’s solicitation of proxies for the special meeting to be held to approve the Merger because these documents will contain important information about Trubion, Emergent and the proposed Merger. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the Merger. Stockholders will also be able to obtain a copy of the documents filed with the SEC, without charge, once available, at the SEC’s website at http://www.sec.gov or by directing a request to: Emergent BioSolutions Inc., Attn: Investor Relations, 2273 Research Boulevard, Suite 400, Rockville, Maryland 20850, or Trubion Pharmaceuticals, Inc., Attention: Investor Relations, 2401 4th Avenue, Suite 1050, Seattle, Washington, 98121.
Participants in Solicitation
Emergent, Trubion and their respective directors and officers may be deemed participants in the solicitation of proxies from Trubion’s stockholders. Information regarding Emergent’s directors and officers is available in Emergent’s proxy statement for its 2010 annual meeting of stockholders and its 2009 annual report on Form 10-K, which were filed with the SEC and are available at the SEC’s website at http://www.sec.gov. Information regarding Trubion’s directors and officers is available in Trubion’s proxy statement for its 2010 annual meeting of stockholders and its 2009 annual report on Form 10-K, which were filed with the SEC and are available at the SEC’s website at http://www.sec.gov. Information regarding Trubion’s directors and officers will also be contained in Trubion’s proxy statement in connection with the Merger when it becomes available. Emergent’s and Trubion’s stockholders may obtain additional information about the interests of Trubion’s directors and officers in the Merger by reading Trubion’s proxy statement when it becomes available.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.
2.1	Agreement and Plan of Merger, dated August 12, 2010

10.1	Contingent Value Rights Agreement, dated August 12, 2010

10.2	Form of Support Agreement, dated August 12, 2010

10.3	Form of Lock-up Agreement, dated August 12, 2010

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August ____,	EMERGENT BIOSOLUTIONS INC.
2010

	By:	/s/ R. Don Elsey

R. Don Elsey
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated August 12, 2010
10.1	Contingent Value Rights Agreement, dated August 12, 2010
10.2	Form of Support Agreement, dated August 12, 2010
10.3	Form of Lock-up Agreement, dated August 12, 2010